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             AMENDMENT TO THE BELLSOUTH PERSONAL

               RETIREMENT ACCOUNT PENSION PLAN


This Amendment is made to the BellSouth Personal Retirement

Account Pension Plan (the "Plan"), which was amended and

restated effective July 1, 1996.  The Chairman of the

Employees' Benefit Claim Review Committee, acting under

authority delegated by the Nominating and Compensation

Committee of the Board of Directors of BellSouth

Corporation, hereby amends the Plan as follows:


                             1.


     Amend Section 3 of the Plan by deleting Paragraph 3.04

in its entirety and substituting therefor the following:

          3.04 Interest Credit.  Except as otherwise

provided in this Paragraph, as of the last day of each Plan

Year, each Participant's account shall be credited with an

interest credit equal to the Participant's account balance

on the first day of the Plan Year multiplied by 5.2 percent

in 1997 and 4.0 percent for each year after 1997.  If at any time in the 1997 Plan Year a Participant is not actively

employed, the 5.2 percent interest credit rate shall apply

for the month(s) in which the Participant was actively

employed during such Plan Year, and a 4.0 percent interest

credit rate shall apply for the remainder of such Plan Year

that precedes the Participant's Pension Commencement Date,

if applicable.  However, the prior year's interest rate (4.6 percent) shall apply to any account balance for a

Participant who terminates in January or February, 1997.  In addition, if a Participant has attained or will first attain

(assuming continuous service) 35 years of Vesting Service

Credit after April 1, 1994, and before January 1, 1998, the

4.0 percent interest credit rate shall apply to the account

for the entire 1997 Plan Year.


                             2.


     Amend Section 3 of the Plan by deleting Subparagraph

3.05(a) in its entirety and substituting therefor the

following:

     (a)  Additional Credit.  The Board has approved an

additional credit for the 1997 Plan Year equal to the

Participant's Compensation multiplied by 2 percent, and this additional credit shall be credited to each Participant's

account as of the last day of such Plan Year.

                             3.


     Effective July 1, 1993, amend Paragraph 6.05,

Limitation of Benefit Amount, by adding the following

sentence as the third sentence of Paragraph 6.05:

     If such portion is not to be paid as a lump sum

     settlement pursuant to Subparagraph 7.08(a), it shall

     be paid (i) if the Participant has not elected to

     receive a lump sum settlement of his pension, in the

     same form in which the Participant is to receive his

     pension, subject to the same reduction for payment in

     the form of a joint and 50% survivor annuity as

     provided in Subparagraph 7.01(a)(1), or (ii) if the

     Participant has elected to receive a lump sum

     settlement of his pension, in the form of annuity

     elected by the Participant in accordance with rules

     established by the Plan Administrator, subject to the

     same reduction for payment in the form of a joint and

     50% survivor annuity as provided in Subparagraph

     7.01(a)(1).



APPROVED this 15th day of April, 1997.

EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE



  /s/ H.C. Henry, Jr.
H. C. Henry, Jr.
Executive Vice President - Corporate Relations
Chairman